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                                  EXCERPT FROM
                                    MINUTES
                           BOARD OF DIRECTORS MEETING
                                AUGUST 19, 1991
                              TELCO SYSTEMS, INC.

         On motions duly made and seconded, the Board also unanimously approved the following resolutions:

VOTED: That the Corporation hereby amends paragraph 13 of its 1983 EMPLOYEE STOCK PURCHASE PLAN (relating to assignability of rights under the Plan) by deleting the first sentence and inserting the following new sentence:

                      'No rights of any employee under this Plan shall be assignable by him or her, by operation of law, or otherwise, except (a) to the extent that a member is permitted to designate a beneficiary or beneficiaries as provided above, or (b) by will or applicable laws of descent and distribution if no such beneficiary is designated.'

VOTED: Regarding the Corporation's 1983 EMPLOYEE STOCK PURCHASE PLAN, that the President or the Chief Financial Officer, with the assistance of counsel, advise in writing those persons who may be deemed to be Directors or Officers of the Corporation within the meaning of Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder of the conditions required to be satisfied under S.E.C. Rule 16b-3 so that transactions by such persons under said Plan shall be exempt from Section 16(b).



                                  exhibit 10.4


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